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                                                ACTIVE LINK COMMUNICATIONS, INC.
                                                                     FORM 10-KSB
                                                                EXHIBIT 10 (P.4)

                          SUBSIDIARY SECURITY AGREEMENT

      This Security Agreement ("this Agreement") is made as of June 20, 2003 by and between Mobility Concepts, Inc., a Wisconsin corporation ("Debtor") and Integrated Mobile Solutions, LLC (referred to as "Secured Party").

      1. Grant of Security Interest. Debtor, in consideration of the indebtedness described in this Agreement, hereby grants, conveys, and assigns to Secured Party for security all of Debtor's existing and future right, title and interest in, to, and under the property listed in Paragraph 2 of this Agreement. This security interest is granted to the Secured Party to (a) secure the payment of the indebtedness evidenced by Debtor's note payable to Secured Party dated the date set forth on Exhibit A ("Note") in the aggregate principal sum of $300,000, with interest thereon, and all renewals, extensions, and modifications of the Note; (b) the payment, performance and observance of all obligations, covenants and agreements to be paid, performed or observed by Debtor under the Note; (c) the payment of all other sums, with interest thereon, advanced under the terms of this Agreement; and (d) the performance of the agreements and warranties of Debtor contained in this Agreement, or incorporated in this Agreement by reference. This security interest is subordinate only to the security interest of Spectrum Commercial Services ("Spectrum") under Security Agreements dated December 21, 2001 (the "Spectrum Credit Agreements") and pre-existing security interests granted to Renaissance US Growth & Income Trust PLC and Renaissance Capital Growth & Income Fund III, Inc. and Alan I. Goldberg and Robert Nieder (collectively, the "Other Investors") as set forth in the Security Agreements between Debtor and the Other Investors, respectively.

      2. Property. Collateral shall include all personal property of the Debtor, including the following, all whether now owned or hereafter acquired or arising and wherever located: (i) accounts (including health-care-insurance receivables and credit card receivables); (ii) securities entitlements, securities accounts, commodity accounts, commodity contracts and investment property; (iii) deposit accounts [i-iii collectively referred to as "Accounts"]; (iv) instruments (including promissory notes); (v) documents (including warehouse receipts); (vi) chattel paper (including electronic chattel paper and tangible chattel paper);
(vii) inventory, including raw materials, work in process, or materials used or consumed in Debtor's business, items held for sale or lease or furnished or to be furnished under contracts of service, sale or lease, goods that are returned, reclaimed or repossessed; (viii) goods of every nature, including stock-in-trade, goods on consignment, standing timber that is to be cut and removed under a conveyance or contract for sale, the unborn young of animals, crops grown, growing, or to be grown, manufactured homes, computer programs embedded in such goods and farm products; (ix) equipment, including machinery, vehicles and furniture; (x) fixtures; (xi) agricultural liens; (xii) as-extracted collateral; (xiii) commercial tort claims, if any; (xiv) letter of credit rights; (xv) general intangibles, of every kind and description, including payment intangibles, software, computer information, source codes, object codes, records and data, all existing and future customer lists, choses in action, claims (including claims for indemnification or breach of warranty), books, records, patents and patent applications, copyrights, trademarks, trade names, trade styles, trademark applications, goodwill, blueprints, drawings, designs and plans, trade secrets, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies; (xvi) all supporting obligations of all of the foregoing property; (xvii) all property of the Debtor now or hereafter in the Lender's possession or in transit to or from, or under the custody or control of, the Lender or any affiliate thereof; (xviii) all cash and cash equivalents thereof; (xix) all stock and (xx) all cash and noncash proceeds (including insurance proceeds) of all of the foregoing property, all products thereof and all additions and accessions thereto, substitutions therefore and replacements thereof.

      3. Covenants of Debtor. The Debtor agrees and covenants as follows:

            a. Payment of Principal and Interest. The Debtor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, any prepayment and late charges provided in the Note, and all other sums secured by this Agreement.


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            b.    Corporate Existence.  The Debtor is a corporation duly
                  organized and existing under the laws of the state of Wisconsin and is duly qualified in every other state in which it is doing business.

            c. Corporate Authority. The execution, delivery, and performance of this Agreement and the execution and payment of the Note are within Debtor's corporate powers, have been duly authorized, and are not in contravention of law or the terms of the Debtor's articles of incorporation and bylaws, or of any indenture, agreement, or undertaking to which the Debtor is a party or by which it is bound.

            d. Ownership of Collateral. The Debtor is the sole owner of the Collateral and will defend the Collateral against the claims and demands of all other persons at any time claiming the same or any interest therein.

            e. Borrowing Limit. Debtor agrees that at no time shall the sum of (i) the amount Debtor owes to Spectrum under the Spectrum Credit Agreement and (ii) the principal amount of the Note, be more than 80% of the value of the Collateral.

      4. Use of Collateral. Until default, debtor may use the collateral in any lawful manner not inconsistent with this Agreement or with the terms or conditions of insurance, and may sell the collateral in the ordinary course of business. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt.

      5. Perfection of Security Interest. The Debtor agrees to execute and file financing statements, and do whatever may be necessary under the applicable Uniform Commercial Code in each state where the Collateral is located, to perfect and continue the Secured Party's interest in the Collateral, all at the Debtor's expense.


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      6. Taxes and Assessments. The Debtor will pay or cause to be paid promptly when due all taxes and assessments on the Collateral, this Agreement, and the Note. The Debtor may, however, withhold payment of any tax assessment or claim if a good faith dispute exists as to the obligation to pay.

      7. Application of Payments. Unless applicable law provides otherwise, all payments received by the Secured Party from the Debtor under the Note and/or this Agreement shall be applied by the Secured Party in the following order of priority: (i) principal of the Note in the manner provided therein; (ii) interest payable on the Note in the manner provided therein; and (iii) any other sums secured by this Agreement in such order as the Secured Party, at the Secured Party's option, may determine.

      8. Protection of Secured Party's Security. If the Debtor fails to perform the covenants and agreements contained or incorporated in this Agreement, or if any action or proceeding is commenced which affects the Collateral or title thereto or the interest of the Secured Party therein, including, but not limited to insolvency or arrangements or proceedings involving a bankrupt or decedent, then the Secured Party, at the Secured Party's option, may make such appearance, disburse such sums, and take such action as the Secured Party deems necessary, in its sole discretion, to protect the Secured Party's interest, including but not limited to (i) disbursement of attorneys' fees, (ii) entry upon the Debtor's property to make repairs to the Collateral, and (iii) procurement of satisfactory insurance. Any amounts disbursed by Secured Party pursuant to this Paragraph, with interest thereon, shall become additional indebtedness of the Debtor secured by this Agreement. Unless the Debtor and the Secured Party agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in the Note unless collection from the Debtor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Debtor under applicable law. Nothing contained in this Paragraph shall require the Secured Party to incur any expense or take any action.

      9. Reports; Inspection. Debtor shall deliver to Myles L. Tobin, as Agent for the Secured Party, all reports that it provides to Spectrum pursuant to the Spectrum Credit Agreements. The Secured Party may make or cause to be made reasonable entries upon and inspections of the Debtor's premises to inspect the Collateral.

      10. Debtor and Lien Not Released. From time to time, the Secured Party may, at the Secured Party's option, without giving notice to or obtaining the consent of the Debtor, the Debtor's successors or assigns or of any other lien holder or guarantors, without liability on the Secured Party' part, and notwithstanding the Debtor's breach of any covenant or agreement of the Debtor in this Agreement, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, accept a renewal note or notes therefor, modify the terms and the time of payment of said indebtedness, release from the lien of this Agreement any part of the Collateral, take or release other or additional security, reconvey any part of the Collateral, join in any extension or subordination agreement, and agree in writing with the Debtor to modify the rate of interest of the Note. Any actions taken by the Secured Party pursuant to the terms of this Paragraph shall not affect the obligation of the Debtor or the Debtor's successors or assigns to pay the sums secured by this Agreement and to observe the covenants of the Debtor contained herein, shall not affect the guaranty of any person, corporation, partnership, or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of lien hereof on the Collateral. The Debtor shall pay the Secured Party a reasonable service charge, together with such insurance premiums and attorneys' fees as may be incurred at the Secured Party's option for any such action if taken at the Debtor's request.

      11. Forbearance by Secured Party Not a Waiver. Any forbearance by the Secured Party in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by the Secured Party of payment of any sum secured by this Agreement after the due date of such payment shall not be a waiver of the Secured Party's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by the Secured Party shall not be a waiver of the Secured Party's right to accelerate the maturity of the indebtedness secured by this Agreement, nor shall the Secured Party's receipt of any awards, proceeds or damages as provided in this Agreement operate to cure or waive the Debtor's default in payment of sums secured by this Agreement.


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      12. Uniform Commercial Code Security Agreement. This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and the Debtor hereby grants the Secured Party a security interest in said items. The Debtor agrees that the Secured Party may file any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Collateral. In addition, the Debtor agrees to execute and deliver to the Secured Party, upon the Secured Party's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement in such form as the Secured Party may require to perfect a security interest with respect to said items. By its signature hereon, the Debtor hereby irrevocably authorizes the Secured Party to execute (on behalf of the Debtor) and file against the Debtor one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form satisfactory to the Secured Party. The Debtor shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Secured Party may reasonably require. Without the prior written consent of the Secured Party, the Debtor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the Collateral, including replacements and additions thereto. Upon the occurrence of an event of default, the Secured Party shall have the remedies of a secured party under the Uniform Commercial Code and, at the Secured Party's option, may also invoke the other remedies provided in this Agreement as to such items. In exercising any of said remedies, the Secured Party may proceed against the items of personal property specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of the Secured Party's remedies under the Uniform Commercial Code or of the other remedies provided in this Agreement.

      13. Events of Default. The Debtor shall be in default under this Agreement when any of the following events or conditions occurs:

            a. Default Under Note. The Debtor or Active Link Communications, Inc. shall be in default under the Note or under the Spectrum Credit Agreement.

            b. Failure to Comply with Terms of this Agreement. The Debtor or Active Link Communications, Inc. fails to comply with any term, obligation, covenant, or condition contained in this Agreement, within 10 days after receipt of written notice from the Secured Party demanding such compliance.

            c. False Warranty, Covenant, or Representation. Any warranty, covenant, or representation made to the Secured Party by the Debtor or Active Link Communications, Inc. under this Agreement, proves to have been false in any material respect when made or furnished.

            d. Levy, Seizure, Attachment, Lien, or Encumbrance on Collateral. Any levy, seizure, attachment, lien, or encumbrance of or on the Collateral which is not discharged by the Debtor or Active Link Communications, Inc. within 10 days or, any sale, transfer, or disposition of any interest in the Collateral, other than in the ordinary course of business, without the written consent of the Secured Party.

      14. Acceleration in Case of Borrower's Insolvency. If the Debtor or Active Link Communications, Inc. shall voluntarily file a petition under the federal Bankruptcy Act, as such Act may from time to time be amended, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if the Debtor or Active Link Communications, Inc. shall be adjudged a bankrupt, or if a trustee or receiver shall be appointed for the Debtor's or Active Link Communication, Inc.'s property, or if the Collateral shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if the Debtor or Active Link Communications, Inc. shall make an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, then the Secured Party may, at the Secured Party's option, declare all of the sums secured by this Agreement to be immediately due and payable without prior notice to the Debtor or Active Link Communications, Inc., and the Secured Party may invoke any


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remedies permitted by this Agreement. Any attorneys' fees and other expenses incurred by the Secured Party in connection with the Debtor's or Active Link Communications, Inc.'s bankruptcy or any of the other events described in this Paragraph shall be additional indebtedness of the Debtor secured by this Agreement.

      15.   Rights of Secured Party.

            a. Disposition of Collateral. Upon default, the Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at the place to be designated by the Secured Party that is reasonably convenient to both parties. The Secured Party may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition. The Secured Party may bid at any public sale on all or any portion of the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market, the Secured Party shall give the Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable. A public sale in the following fashion shall be conclusively presumed to be reasonable:

                  (i) Notice shall be given at least 10 days before the date of sale by publication once in a newspaper of general circulation published in the county in which the sale is to be held;

                  (ii) The sale shall be held in a county in which the Collateral or any part is located or in a county in which the Debtor has a place of business;

                  (iii) Payment shall be in cash or by certified check
                        immediately following the close of the sale;

                  (iv) The sale shall be by auction, but it need not be by a professional auctioneer.

            b. No Obligation to Dispose of Collateral. Notwithstanding any provision of this Agreement, the Secured Party shall be under no obligation to offer to sell the Collateral. In the event the Secured Party offers to sell the Collateral, the Secured Party will be under no obligation to consummate a sale of the Collateral if, in its reasonable business judgment, none of the offers received by it reasonably approximates the fair value of the Collateral.

            c. Retention of Collateral. In the event the Secured Party elects not to sell the Collateral, the Secured Party may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of the Debtor's obligation, subject to the Debtor's rights under such procedures.

            d. Appointment of Receiver. In addition to the rights under this Agreement and/or the Sales/Loan Agreement, in the event of a default by the Debtor, the Secured Party shall be entitled to the appointment of a receiver for the Collateral as a matter of right whether or not the apparent value of the Collateral exceeds the outstanding principal amount of the Note and any receiver appointed may serve without bond. Employment by the Secured Party shall not disqualify a person from serving as receiver.

      16. Waiver of Statute of Limitations. Debtor hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Agreement or to any action brought to enforce the Note or any other obligation secured by this Agreement.


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      17. Waiver of Marshalling. Notwithstanding the existence of any other security interest in the Collateral held by the Secured Party or by any other party, the Secured Party shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided by this Agreement. The Secured Party shall have the right to determine the order in which any or all portions of the indebtedness secured by this Agreement are satisfied from the proceeds realized upon the exercise of the remedies provided in this Agreement. The Debtor, any party who consents to this Agreement, and any party who now or hereafter acquires a security interest in the Collateral and who has actual or constructive notice of this Agreement, hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or by this Agreement.

      18. Provisions of Agreement. In case of a breach by the Debtor of the covenants and conditions of this Agreement, the Secured Party at the Secured Party's option (i) may invoke any of the rights or remedies provided in the Agreement, (ii) may accelerate the sums secured by this Agreement and invoke the remedies provided in this Agreement or, (iii) may do both.

      19. Remedies Cumulative. Each remedy provided in this Agreement is distinct and cumulative to all other rights or remedies under this Agreement or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

      20. Notices. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered, or sent by overnight service, such as FedEx, or (ii) made by telex or facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, with confirmation thereupon given in writing and personally delivered or mailed by prepaid certified or registered mail.

      If to Debtor:

      Mobility Concepts, Inc.
      1840 Centre Point Circle
      Naperville, IL  60563
      Telephone:  (630) 955-9755
      Facsimile:  (630) 955-9756
      Attn:  President

      with a copy to:

      David H. Drennen, Esq.
      Neuman & Drennen LLC
      4643 South Ulster Street
      Suite 800
      Denver, Colorado 80012
      Telephone:  (303) 221-4700
      Facsimile:  (303) 226-4115

      If to Secured Party:

      Integrated Mobile Solutions, LLC
      1840 Centre Point Circle
      Naperville, IL  60563
      Telephone:  (630) 863-5561
      Facsimile:  (630) 955-9756
      Attn: James Miloch


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      with a copy to:

      Myles L. Tobin, Esq.
      Fletcher & Sippel LLC
      29 N. Wacker Drive
      Suite 920
      Chicago, IL  60606-2875
      Telephone:  (312) 252-1502
      Facsimile: (312) 252-2400

Any notice delivered personally in the manner provided herein will be deemed given to the party to whom it is directed upon the party's (or its agent's) actual receipt. Any notice addressed and mailed in the manner provided herein will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is placed in the mail, or, if earlier, the time of actual receipt.

      21. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to conflict of laws principles. Jurisdiction and venue shall lie in federal and state courts in Cook County, Illinois.

      22. Titles and Captions. All paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

      23. Entire Agreement. This Agreement and the Note and other agreements executed contemporaneously hereto contain the entire understanding between and among the parties and supersede any prior understandings and agreements among them respecting the subject matter of this Agreement.

      24. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties hereto.

      25. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

      26. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

      27. Presumption. This Agreement or any paragraph thereof shall not be construed against any party due to the fact that said Agreement or any paragraph thereof was drafted by said party.

      28. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

      29. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

      30. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Dated:  June 20, 2003.


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                                    DEBTOR:

                                    MOBILITY CONCEPTS, INC.


                                    By:
                                        --------------------------------
                                          William D. Kelly
                                          Chief Financial Officer


                                    SECURED PARTY:

                                          INTEGRATED MOBILE SOLUTIONS, LLC

                                    By:
                                        -------------------------------
                                          James Miloch
                                          Manager


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                                    EXHIBIT A
                                      NOTE

NAME                                  PRINCIPAL AMOUNT          DATE
Integrated Mobile Solutions, LLC         $300,000.00        June 20, 2003


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